Exhibit 1.1

UMH PROPERTIES, INC.

Common Stock, $0.10 par value per share

EQUITY DISTRIBUTION AGREEMENT

June 30, 2020

BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

B. Riley FBR, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

Compass Point Research & Trading, LLC
1055 Thomas Jefferson Street, NW, Suite 303
Washington, DC 20007

D.A. Davidson & Co.
757 Third Avenue, Suite 1902
New York, New York 10017

Janney Montgomery Scott LLC
1717 Arch Street
Philadelphia, Pennsylvania 19103

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

Ladies and Gentlemen:

UMH Properties, Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., B. Riley FBR, Inc., Compass Point Research & Trading, LLC, D.A. Davidson & Co., Janney Montgomery Scott LLC and J.P. Morgan Securities LLC (each an “Agent” and collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, $0.10 par value per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Maximum Amount”) through or to the Agents, acting as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-238321) for the registration of the Shares (the “registration statement”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”), which was declared effective by the Commission on June 1, 2020.  The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. The term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time.  The term “Basic Prospectus” means the prospectus dated June 1, 2020, filed with the Commission in preliminary form as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus.  The term “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares.  The term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(bb) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement.  “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(f).  Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company confirms its agreement with the Agents as follows:

1.          Sale and Delivery of the Shares.

(a)          Agency Transactions.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Agent agree that the Company may issue and sell through each Agent, as sales agent for the Company, the Shares (an “Agency Transaction”) as follows:

(i)          The Company may, from time to time, propose to an Agent the terms of an Agency Transaction by means of a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”), such proposal to include: the trading day(s) for the New York Stock Exchange (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number of Shares that the Company wishes to sell in the aggregate and on each Trading Day; and the minimum price at which the Company is willing to sell the Shares (the “Floor Price”).

(ii)          If such proposed terms for an Agency Transaction are acceptable to such Agent, it shall confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to an Authorized Company Representative.

(iii)          Subject to the terms and conditions hereof, such Agent shall use its commercially reasonable efforts to sell all of the Shares designated in, and subject to the terms of, such Agency Transaction Notice.  The Agents shall not sell any Share at a price lower than the Floor Price.  The Company acknowledges and agrees with the Agents that (a) there can be no assurance that any Agent will be successful in selling all or any of such Shares, (b) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason and (c) each Agent shall be under no obligation to purchase any Shares on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below)).

(iv)          The Company, acting through an Authorized Company Representative, or an Agent may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(v)          If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and such Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vi)          Each Agent, as sales agent in an Agency Transaction, shall not make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations and (y) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing.

(vii)          The amount of any discount, commission or other compensation to be paid by the Company to the Agents in connection with the sale of the Shares in an Agency Transaction shall be calculated in accordance with the terms set forth in Schedule 4 hereto and the applicable Agency Transaction Notice. Each Agent shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the NYSE on each Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Shares sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to the Agents with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds).

(viii)          Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”).  On each Agency Settlement Date, the Shares sold through such Agent in Agency Transactions for settlement on such date shall be issued and delivered by the Company to such Agent against payment by the Agent to the Company of the Net Offering Proceeds from the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Agent’s or its designee’s account (provided that such Agent shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company.  If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Agency Settlement Date, the Company shall (i) hold such Agent harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Agent any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(b)          Principal Transactions.  If the Company wishes to issue and sell the Shares other than as set forth in subsection (a) of this Section 1 (each, a “Principal Transaction”), the Company will notify an Agent of the proposed terms of such Principal Transaction.  If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Agent and the Company will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”).  The terms set forth in a Terms Agreement shall not be binding on the Company or such Agent unless and until each of the Company and such Agent has executed such Terms Agreement accepting all of such terms.  The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(c)          Maximum Number of Shares.  Under no circumstances shall the Company propose to the Agents, or the Agents effect, a sale of Shares in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement, (iii) cause the number of shares of Common Stock issued and outstanding to exceed the number of authorized but unissued shares of Common Stock under the charter of the Company or (iv) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.

(d)          Regulation M.  If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties hereto and sales of Shares under this Agreement shall be suspended until such or other exemptive provisions have been satisfied in the judgment of each party hereto.

(e)          Black-out Periods.

(i)          Notwithstanding any other provision of this Agreement, no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Agents shall not be obligated to sell or offer to sell any Shares, (a) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (b) except as provided in Section 1(e)(ii) hereof, at any time during the period commencing on the tenth business day prior to the time the Company is scheduled to issue a press release containing, or to otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(ii)          If the Company wishes to offer or sell Shares to an Agent in an Agency Transaction at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (a) prepare and deliver to such Agent (with a copy to counsel to such Agent) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (b) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(c), Section 4(d), Section 4(e) and Section 4(f), respectively, hereof, (c) afford such Agent the opportunity to conduct a due diligence review prior to filing such Earnings 8-K and (d) file such Earnings 8-K with the Commission, then the provision of clause (b) of Section 1(e)(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 1(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(c), Section 4(d), Section 4(e) and Section 4(f), respectively, hereof, and (B) this Section 1(e)(ii) shall in no way affect or limit the operation of clause (a) of Section 1(e)(i) hereof, which shall have independent application.

(f)          Continuing Accuracy of Representations and Warranties. Any obligation of the Agents to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2.          Representations and Warranties of the Company.  The Company represents and warrants to, and covenants with, each Agent as follows:

(a)          Effectiveness of Registration.  The Registration Statement and any post-effective amendment thereto filed by the Company with the Commission have become effective.  The Company has responded to all requests, if any, of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and, to the best knowledge of the Company, no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

(b)          Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Basic Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Basic Prospectus included therein) delivered to the Agents for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.  The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent and furnished in writing to the Company by or on behalf of such Agent specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto.  “Time of Sale” means, (i) with respect to an Agency Transaction, the time of such Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to a Principal Transaction, the time of sale of such Shares.

(c)          Documents Incorporated by Reference.  The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Registration Statement and the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Company Not Ineligible Issuer.  (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e)          Free Writing Prospectuses.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agents, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.  Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(f)          Due Incorporation; Subsidiaries.

(i)          The Company (x) has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of Maryland, (y) has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and (z) is duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that such failure to be so licensed or qualified and be in good standing as a foreign corporation would not reasonably be expected to have a material adverse effect on the business, properties, assets, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(ii)          Each subsidiary of the Company (collectively, the “Subsidiaries”) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each of the Subsidiaries has full power and authority to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and each of the Subsidiaries is duly licensed or qualified to do business in and in good standing as a foreign entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing or to have such power or authority could not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding equity securities of the Subsidiaries owned directly or indirectly by the Company have been duly authorized and validly issued, and, to the extent the issuer of such securities is a corporation, are fully paid and nonassessable, and, in each case, are owned by the Company free and clear of all liens, encumbrances, claims, mortgages, pledges, security interests, trust or other encumbrance, preferential arrangement or defect of any kind whatsoever (any “Lien”). Except for the equity securities of the Subsidiaries, the securities held in the Company’s investment portfolio or as disclosed in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any entity or have any equity interest in any firm, partnership, joint venture, association or other entity. The Company does not, and, other than UMH of Indiana, Inc., United Mobile Homes of Ohio, Inc. and United Mobile Homes of Pennsylvania, Inc., did not, as of March 31, 2020, have any “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X).

(g)          Capitalization.  The authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus. The outstanding shares of Common Stock and any other outstanding capital stock of the Company have been, and the Shares will be when issued in accordance with this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction), duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive, first refusal, or similar right.  The description of the Common Stock included or incorporated by reference in the Registration Statement and the Prospectus is complete and accurate in all material respects.  Except as described in the Registration Statement and the Prospectus or as may have been granted pursuant to existing equity incentive plans described in the Registration Statement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or of any subsidiary of the Company or any such warrants, convertible securities or obligations. All of the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and nonassessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h)          Financial Statements.  i) The consolidated financial statements of the Company and its subsidiaries (including the related notes thereto) and schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial condition of the Company and its consolidated subsidiaries as of the date(s) indicated and the results of their operations and the changes in their respective cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed in the financial statement footnotes, and the supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are included or incorporated by reference in the Registration Statement, the Prospectus and any such Permitted Free Writing Prospectus.

(i)          Independent Accountant. PKF O’Connor Davies, LLP (the “Accountants”) who have reported on such financial statements and schedules, are (i) independent accountants with respect to the Company as required by the Act and the Rules and Regulations and by Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.  Except as described in the Registration Statement and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Accountants have not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.  The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

(j)          No Material Adverse Changes.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has not been and will not have been a material adverse change in the business, properties, business prospects, condition (financial or otherwise), results of operations or capitalization of each of the Company and the Subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”).

(k)          Qualification as a REIT.  The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable years ended December 31, 1992 through December 31, 2019, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for taxation as a REIT under the Code for its taxable year ending December 31, 2020 and in the future. The Company has not taken any action, or failed to take any action, that could reasonably be expected to jeopardize its qualification as a REIT under the Code.

(l)          Property.  (1) The Company or the Subsidiaries have fee simple title or a valid leasehold interest to all of the properties described in the Prospectus as owned or leased by the Company or the Subsidiaries, whether owned in fee simple or through a joint venture or other partnership (the “Properties” or “Property”), in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) are disclosed in the Registration Statement and the Prospectus or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (2) neither the Company nor any subsidiary thereof has received from any governmental authority any written notice of any condemnation of, or zoning change affecting any of, the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened, which if consummated could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (3) except as otherwise described in the Registration Statement and the Prospectus, neither the Company nor, to the knowledge of the Company, any tenant of the Properties is in default under (i) any space lease (as lessor or lessee, as the case may be) relating to any of the Properties (except such tenant defaults that would not, individually or in the aggregate, have a Material Adverse Effect) or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and the Company does not know of any event that would constitute a default under any of such documents or agreements, except any such default that would not, individually or in the aggregate, have a Material Adverse Effect.

(m)          Investment Company.  The Company is not, and after giving effect to the offering and sale of the Shares and the use of the proceeds therefrom as described in the Registration Statement and the Prospectus will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(n)          Litigation.  Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of the Subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body (including, without limitation, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Exchange), administrative agency or other governmental body, in each case whether domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby.  Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit, wherein such revocation or modification would reasonably be expected to have a Material Adverse Effect.  There are no pending investigations known to the Company involving the Company or any of the Subsidiaries by any governmental agency having jurisdiction over the Company or any of the Subsidiaries or their respective businesses or operations, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

(o)          Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts.  Each of the Company and each of the Subsidiaries has (i) all governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it and its business and (iii) performed all obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, except, in the case of clauses (i), (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company and each of the Subsidiaries is not in violation of any provision of its charter or bylaws or similar organizational documents.

(p)          No Consent of Governmental Body Needed.  No consent, approval, authorization, license, registration, qualification,  or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with a Terms Agreement or the taking by the Company of any action contemplated hereby or thereby, except as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by the Agents of the Shares to be sold by the Company hereby or thereby.

(q)          Agreement Duly Authorized and No Breach of Obligations or Charter.  The Company has full corporate power and authority to enter into this Agreement and each Terms Agreement.  This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company and this Agreement constitutes, and any Terms Agreement will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof or thereof, as the case may be, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.  The execution and delivery by the Company of this Agreement and any Terms Agreement and the performance of this Agreement and any Terms Agreement, the consummation of the transactions contemplated hereby and thereby, and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” do not and will not (i) violate the charter or bylaws of the Company, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any subsidiary of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.  This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(r)          Title to Real and Personal Property.  The Company and each of the Subsidiaries has good and marketable title to all properties and assets described or incorporated by reference in the Registration Statement and the Prospectus as being owned respectively by it, free and clear of all liens, charges, encumbrances or restrictions, except as described in the Registration Statement and the Prospectus or as are not material to the business of the Company or the Subsidiaries.  Each of the Company and each of the Subsidiaries has valid, subsisting and enforceable leases for the properties described or incorporated by reference in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries.

(s)          Documents Described in Registration Statement.  There is no document or Contract of a character required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

(t)          Statistical and Market Data.  All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(u)          No Price Stabilization or Manipulation.  Other than permitted activity pursuant to Regulation M under the Exchange Act, neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v)          No Registration Rights.  No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the transactions contemplated hereby, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

(w)          Stock Exchange Listing.  Prior to the first Settlement Date hereunder, the Shares will be duly authorized for listing on the Exchange, subject only to notice of issuance.

(x)          Labor Matters.  Neither the Company nor any of the Subsidiaries is involved in any material labor dispute and, to the knowledge of the Company, no such dispute is threatened, except, in each case, where the dispute would not, individually or in the aggregate, have a Material Adverse Effect.

(y)          Taxes.  Each of the Company and each of the Subsidiaries has filed all federal and material state and foreign income and franchise tax returns required to be filed by it and has paid or made provision for payment of all material taxes required to be paid by it and, if due and payable, any related or similar material assessment, fine or penalty levied against it.

(z)          Insurance.  Each of the Company and each of the Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect.  The Company has no reason to believe that it and the Subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(aa)          Defined Benefit Plans.  Neither the Company nor any of the Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that could subject the Company or any of the Subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected.  Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance that would not result in the imposition of a material tax or monetary penalty.  With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period.  Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(bb)          Title to Intellectual Property. The Company and the Subsidiaries own and have full right, title and interest in and to, or have valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and the Subsidiaries conduct all or any material part of their business, and none of the Company and the Subsidiaries has created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property, or where any such lien or encumbrance or grant with respect to any such Intellectual Property, has not had, and would not have, a Material Adverse Effect; there is no claim pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries with respect to any Intellectual Property, and neither the Company nor the Subsidiaries has received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party, except for any claim, infringement or conflict that has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(cc)          Trademarks.  Each of the Company and each of the Subsidiaries owns, or is licensed or otherwise has the full exclusive right to use, all material trademarks and trade names that are used in or reasonably necessary for the conduct of their respective businesses as described in the Registration Statement and the Prospectus.  Neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The use, in connection with the business and operations of the Company and each of the Subsidiaries of such trademarks and trade names does not, to the Company’s knowledge, infringe on the rights of any person.  Except as described in the Registration Statement and the Prospectus, each of the Company and each of the Subsidiaries is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

(dd)          Protection of Intellectual Property.  Each of the Company and each of the Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material aspects, including, but not limited to complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate, and has no reason to believe that such Intellectual Property is not or, if not yet patented or registered, would not be, valid and enforceable against an unauthorized user.

(ee)          Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement and the Prospectus that have not been described or incorporated therein by reference. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company or any subsidiary of the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Registration Statement and the Prospectus and that is not so described or incorporated therein by reference.  The Company has provided the Agents true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan outstanding as of the date of this Agreement and as of each Applicable Time made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company in violation of applicable laws, including Section 13(k) of the Exchange Act; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(ff)          Environmental Matters.  Except as described in the Registration Statement and the Prospectus, each of the Company and each of the Subsidiaries b) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), c) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and d) is in compliance with all terms and conditions of any such permit, license or approval, except, in the case of clauses (i), (ii) and (iii), for any such noncompliance or failure to receive required permits, licenses or other approvals that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”).  The Properties are not included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other governmental authority. Except as disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of Properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect.

(gg)          No Prohibition on the Subsidiaries from Paying Dividends or Making Other Distributions.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances from the Company or from transferring any of its property or assets to the Company or any other subsidiary of the Company of the Company, except as described in the Registration Statement and the Prospectus.

(hh)          Controls and Procedures.

(i)          Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), that (A) are designed to ensure that material information relating to the Company, including the Subsidiaries, if any, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii)          Internal Control Over Financial Reporting and Internal Accounting Controls.  The Company maintains (i) “effective internal control over financial reporting” as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii)          No Material Weakness in Internal Controls.  Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(iv)          No Deficiencies. The Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ii)          Off-Balance Sheet Transactions.  Except as described in the Registration Statement and the Prospectus, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including, without limitation, contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(jj)          Audit Committee.  The Company’s board of directors (the “Board of Directors”) has validly appointed an audit committee whose composition satisfies the requirements of  Section 10A of, and Rule 10A-3 under, the Exchange Act, and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of  Section 10A of, and Rule 10A-3  under, the Exchange Act. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant  deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(kk)          Sarbanes-Oxley.  The Company is, and after giving effect to the offering and sale of the Shares will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(ll)          Accurate Disclosure.  The statements included in the Registration Statement and the Prospectus under the captions “Description of Capital Stock,” “Certain Provisions of Maryland Law and our Charter and Bylaws,” “Material United States Federal Income Tax Consequences,” and “Plan of Distribution” and the statements in the Registration Statement under Item 15 thereof, insofar as such statements contain descriptions of the terms of statutes, rules, regulations or legal or governmental proceedings, or contracts or other documents, are fair, complete and accurate in all material respects.

(mm)          No Unlawful Contributions or Payments.  Neither the Company nor any of the Subsidiaries, nor any director or officer of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or any of the Subsidiaries, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn)          Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)          No Conflicts with Sanctions Laws.  Neither the Company nor any of the Subsidiaries, nor any director or officer of the Company or any of the Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or any of the Subsidiaries, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union,  Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, principal, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp)          Brokers and Finders.  Neither the Company nor any of the Subsidiaries is party to any contract, agreement or understanding with any person (other than this Agreement) that would reasonably be expected to give rise to a valid claim against the Company, any subsidiary of the Company or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq)          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)          Cybersecurity; Data Protection. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are commercially reasonable for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and each of the Subsidiaries as currently conducted, and to the Company’s knowledge, are free and clear of all material Trojan horses, time bombs, malware and other corruptants. The Company and each of the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ss)          Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Common Stock to be sold by the Company through the Agents hereunder.

(tt)          Tax Officer’s Certificate.  With respect to the legal opinion as to federal income tax matters provided to the Agents pursuant to Sections 3(s) and 4(d) of this Agreement, the Company’s representatives fully understand the provisions in the officer’s certificate supporting such opinion, and where representations in such officer’s certificate involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service or other relevant authority, the Company’s representatives are satisfied in their understanding of such terms and are capable of making such representations.

Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company, as the case may be, to the Agents as to the matters covered thereby.

3.          Agreements of the Company.  The Company covenants and agrees with each Agent as follows:

(a)          Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  The Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (other than by filing any document under the Exchange Act that would be deemed to be incorporated by reference into the Registration Statement or the Prospectus or any supplements not related to an Agency Transaction or Principal Transaction), unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to the Agents within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Agents shall not have objected thereto (provided, however, the Company has no obligation to provide Agents any advance copy of such filing or to provide Agents an opportunity to object to such filing if the filing does not name the Agents and does not relate to the transaction herein provided; and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent shall be cease making sales under this Agreement) and the Company will furnish to Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto.

(b)          Material Misstatements or Omissions and Other Compliance with Applicable Law.  If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Agents it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Company shall promptly (i) notify the Agents of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (y) file with the Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act (and use its commercially reasonable efforts to have such amendment or supplement to be declared effective as soon as possible); provided, however, that the Company may delay the filing of any amendment, supplement or document, if in the judgment of the Company, it is in the best interest of the Company. and (z) furnish at its own expense to the Agents as many copies as the Agents may reasonably request of such amendment, supplement or document.

(c)          Notifications to the Agents.  The Company shall notify the Agents promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any preliminary prospectus.  If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment.  The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify the Agents promptly of all such filings.

(d)          Undertakings.  The Company shall comply with all the provisions of any undertakings contained or required to be contained in the Registration Statement.

(e)          Prospectus.  The Company shall furnish to the Agents, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Agents may reasonably request (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) via electronic mail in “.pdf” format and, at the Agents’ request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.  The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Agents during the Prospectus Delivery Period.  If the Agents are required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of the Agents, and at the Company’s own expense, the Company shall prepare and deliver to the Agents as many copies as the Agents may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(f)          Permitted Free Writing Prospectuses.  The Company represents and agrees that it has not made and, unless it obtains the prior written consent of the Agents, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Agents hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto.  Any such free writing prospectus consented to by the Agents is herein referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping.  The Company agrees not to take any action that would result in the Agents or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Agents that the Agents otherwise would not have been required to file thereunder.

(g)          REIT Treatment.  The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for its taxable year ending December 31, 2020, and all future taxable years, subject to any future good faith determination by the Company’s Board of Directors that it is no longer in the Company’s best interests to qualify as a REIT under the Code.

(h)          Registration Statement Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Agents, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 3), a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, (ii) use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares.  References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.

(i)          Compliance with Blue Sky Laws.  The Company shall cooperate with the Agents and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Agents may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).

(j)          Delivery of Financial Statements.  During the period of five years commencing on the later of the date hereof and the effective date of the Registration Statement for the distribution of the Shares, the Company shall furnish to the Agents copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and shall furnish to the Agents a copy of each annual or other report it shall be required to file with the Commission; except that the Company will be deemed to have furnished such reports and financial statements to the Representatives and any Underwriter to the extent they are filed on EDGAR.

(k)          Availability of Earnings Statements.  The Company shall make generally available to holders of its securities and the Agents as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date of the Registration Statement occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) covering the period of 12 months commencing after such effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(l)          Reimbursement of Certain Expenses.

(i)          Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Agents, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (a) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (b) the preparation and delivery of certificates representing the Shares, (c) the printing of this Agreement, (d) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Agents, (e) the listing of the Shares on the Exchange, (f) any filings required to be made by the Agents with FINRA, and the fees, disbursements and other charges of counsel for the Agents in connection therewith in an amount not to exceed $10,000, (g) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (i) of this Section 3, including the fees, disbursements and other charges of counsel to the Agents in connection therewith, in an amount not to exceed $10,000, and, if requested by the Agents, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, in an amount not to exceed $10,000, (h) counsel to the Company, (i) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (k) the Accountants, (l) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of the Agents), and (m) all fees, costs and expenses for consultants used by the Company in connection with the offering.

(ii)          Notwithstanding Section 3(l)(i)(g) hereof, if the Shares having an aggregate offering price of $10,000,000 or more have not been offered and sold under this Agreement by the eighteen-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents for all reasonable fees and disbursements of counsel to the Agents incurred by the Agents in connection with the transactions contemplated by this Agreement, in an amount not to exceed $100,000 (the “Legal Expenses”). The Legal Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

(m)          No Stabilization or Manipulation.  The Company shall not at any time, directly or indirectly (including, without limitation, through any of the Subsidiaries), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(n)          Use of Proceeds.  The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” and, except as disclosed in the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to the Agents or any affiliate of the Agents.

(o)          Clear Market.  The Company shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock, in each case without giving the Agents at least three business days’ prior written notice specifying the nature and date of such proposed transaction.  Notwithstanding the foregoing, the Company may without notice to the Agents (i) register the offering and sale of the Shares through the Agents pursuant to this Agreement, (ii) issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement and the Prospectus, (iii) issue shares of Common Stock or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or (iv) issue shares of Common Stock pursuant to any non-employee director stock plan or any dividend reinvestment plan or stock purchase plan of the Company.  If notice of a proposed transaction is provided by the Company pursuant to this subsection (o), the Agents may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Agents.

(p)          Stock Exchange Listing.  The Company shall use its commercially reasonable efforts to cause the Shares to be listed on the Exchange and to maintain such listing.

(q)          Additional Notices.  The Company shall, at any time during the pendency of an Agency Transaction Notice or Terms Agreement, notify the Agents immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Agents pursuant to Section 4 below.

(r)          Representation Date Certificates.  Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that e) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares, f) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless such Form 8-K contains amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act), and g) Shares are delivered to the Agents pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Agents forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(s)          Company Counsel Legal Opinions.  On each Representation Date, the Company shall cause to be furnished to the Agents, dated on or about such date and addressed to the Agents, in form and substance satisfactory to the Agents, (i) a written opinion, and, if not covered in such opinion, a negative assurance letter, of Stroock & Stroock & Lavan LLP, in the form attached hereto as Exhibit C, (ii) a written opinion of Stroock & Stroock & Lavan LLP, in the form attached hereto as Exhibit D, as to tax matters, (iii) a written opinion of Venable LLP, Maryland counsel to the Company, in the form attached hereto as Exhibit E and (iv) a written opinion of Craig Koster, Esq., general counsel of the Company, in the form attached hereto as Exhibit F, but modified in each case as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.  In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 3(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(t)          Comfort Letters.  On each Representation Date, the Company shall cause the Accountants to deliver to the Agents the comfort letter(s) described in Section 4(f).

(u)          Due Diligence.  The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) prior to the open of trading on each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of the Accountants for an update on diligence matters with representatives of the Agents and their counsel and (ii) at each Representation Date or otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Accountants for one or more due diligence sessions with representatives of the Agents and their counsel.

(v)          Reservation of the Shares.  The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(w)          Trading.  The Company hereby consents to any Agent trading in the Common Stock for each Agent’s own account and for the account of its clients at the same time as sales of the Shares pursuant to this Agreement.

(x)          Limitation on Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of the Shares shall only be effected by or through only one of the Agents, on any single given day, but in no event more than one, and the Company shall in no event request that multiple Agents, sell the Shares on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or the Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons.

(y)          Deemed Representations and Warranties.  The Company hereby agrees that each acceptance by it of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(z)          Board Authorization.  Prior to delivering notice of the proposed terms of an Agency Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Company and the Agents), the Company shall have (i) obtained from its board of directors or a duly authorized subcommittee thereof all necessary corporate authority for the sale of the Shares pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to the Agents a copy of the relevant board resolutions or other authority.

(aa)          Offer to Refuse to Purchase.  If to the knowledge of the Company any condition set forth in Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Shares.

(bb)          Exchange Act Reports.  The Company shall, subject to subsection (a) of this Section 3, h) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and i) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Agents under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Agents with respect to such sales.  In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

4.          Conditions of the Agent’s Obligations.  The obligations of each Agent hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date (other than those representations and warranties made as of a specific time), (ii) the performance of the Company in all material respects of its obligations hereunder and (iii) the following additional conditions:

(a)          No Stop Orders, Requests for Information and No Amendments.  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus that is required to be submitted to the Agents pursuant to Section 3(a) shall have been filed unless a copy thereof was first submitted to the Agents and the Agents did not object thereto.

(b)          No Material Adverse Changes.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Change.

(c)          Officers’ Certificates.  The Agents shall have received, on each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to the Agents, to the effect set forth in clauses (a) and (b) above and to the effect that:

(i)          each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii)          as of such date and as of each Time of Sale subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)          each of the representations and warranties of the Company contained in this Agreement are, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct; and

(iv)          each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.

(d)          Opinions of Counsel to the Company.  The Agents shall have received, on each Representation Date dated such date and addressed to the Agents, (i) the opinion, and, if not covered in such opinion, a negative assurance letter, of Stroock & Stroock & Lavan LLP, outside counsel for the Company, to the effect set forth in Exhibit C hereto, (ii) the opinion of Stroock & Stroock & Lavan LLP, outside counsel for the Company, to the effect set forth in Exhibit D hereto as to tax matters, (iii) the opinion of Venable LLP, Maryland counsel to the Company, to the effect set forth in Exhibit E hereto and (iv) the opinion of Craig Koster, Esq., general counsel of the Company, to the effect set forth in Exhibit F hereto.

(e)          Opinion of Counsel to Agents. The Agents shall have received, on each Representation Date, an opinion of Hunton Andrews Kurth LLP, outside counsel for the Agents, dated such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents.

(f)          Accountants’ Comfort Letter.  The Agents shall have received, on each Representation Date, letters dated such date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents, (i) confirming that the Accountants are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.

(g)          Due Diligence.  The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(u).

(h)          Compliance with Blue Sky Laws.  The Shares shall be qualified for sale in such states and jurisdictions as the Agents may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(i)          Stock Exchange Listing.  The Shares shall have been duly authorized for listing on the Exchange, subject only to notice of issuance at or prior to the applicable Settlement Date.

(j)          Regulation M.  The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k)          Additional Certificates.  The Company shall have furnished to the Agents such certificate or certificates, in addition to those specifically mentioned herein, as the Agents may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Agents.

5.          Indemnification.

(a)          Indemnification of the Agents.  The Company shall indemnify and hold harmless each Agent, the directors, officers, employees, counsel and agents of each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Agents and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents furnished in writing to the Company by the Agents expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.  This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)          Indemnification of the Company.  Each Agent shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Agents, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agents furnished in writing to the Company by the Agents expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus.  This indemnity will be in addition to any liability that the Agents might otherwise have.

(c)          Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict or potential conflict exists between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agents, the Company and the Agents shall contribute to the total losses, claims, liabilities, expenses and damages (including, without limitation, any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand.  The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the sum of (i) the total compensation to the Agents pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by the Agents as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements).  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agents, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Agents shall not be required to contribute any amount in excess of the sum of (i) the total compensation to the Agents pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by the Agents as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)          Survival.  The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Agent and each person, if any, who controls each Agent or any such affiliate within the meaning of the Act; and the obligations of the Agents under this Section 5 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agents, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

6.          Termination.

(a)          The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Agents. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 5, 7(c), 7(e) and 7(h) and subsections (g), (j), (l), (n) and (p) of Section 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only subsection (l) of Section 3) of this Agreement shall remain in full force and effect notwithstanding such termination.  In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents.

(b)          Each Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 5, 7(c), 7(e) and 7(h) and subsections (g), (j), (l), (n) and (p) of Section 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only subsection (l) of Section 3) of this Agreement shall remain in full force and effect notwithstanding such termination.  In the case of any purchase by the Agents pursuant to a Terms Agreement, the Agents may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i)          trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

(ii)          trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(iii)          a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;

(iv)          the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(v)          if the Company or any of the Subsidiaries shall have sustained a loss material or substantial to the Company or any of the Subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(vi)          if there shall have been a Material Adverse Change.

(c)          This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of this Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties, (B) such date that the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount and (C) the third anniversary of the date of this Agreement, in each case except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 5, 7(c), 7(e) and 7(h) and subsections (g), (j), (l), (n) and (p) of Section 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only subsection (l) of Section 3) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)          Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7.          Miscellaneous.

(a)          Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (i) if to the Company, at the office of the Company, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, Attention: Anna Chew and Craig Koster, or by electronic mail at achew@umh.com and ckoster@umh.com, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention:  Jeffrey Lowenthal, or by electronic mail at jlowenthal@stroock.com or (ii) if to the Agents, at the offices of BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Equity Capital Markets desk, with a copy to the Legal Department (Fax: (212) 702-1205); B. Riley FBR, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: Legal Department with a copy to dpalmadesso@brileyfin.com; Compass Point Research & Trading, LLC, 1055 Thomas Jefferson Street, NW, Suite 303, Washington, DC 20007, Email: vramsundar@compasspointllc.com, Attention: Victor Ramsundar; D.A. Davidson & Co., 8 Third Street North, Great Falls, Montana 59401, Attention: Marge Sitzmann; Janney Montgomery Scott LLC, 1717 Arch Street, 22nd Floor, Philadelphia, PA 19103; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, with a copy to Hunton Andrews Kurth LLP, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David Wright, or by electronic mail at dwright@huntonak.com. Any such notice shall be effective only upon receipt.  Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Agents, electronic mail to any Authorized Company Representative).

(b)          No Third-Party Beneficiaries.  The Company acknowledges and agrees that each Agent acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Agents are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

(c)          Survival of Representations and Warranties.  All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d)          Disclaimer of Fiduciary Relationship.  The Company acknowledges and agrees that (i) the placement or purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each Agent owes no fiduciary duties to the Company or its securityholders, creditors, employees or any other party, (iii) each Agent has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether any Agent or its affiliates has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) each Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e)          Governing Law.  THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(f)          Counterparts.  This Agreement and each Terms Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)          Survival of Provisions Upon Invalidity of Any Single Provision.   In case any provision in this Agreement or any Terms Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)          Waiver of Jury Trial.  Each of the Company and the Agents hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

(i)          Compliance with USA PATRIOT Act.  In accordance  with  the  requirements  of  the  USA  PATRIOT  Act  (Title  III  of  Pub.  L.  107-56 (signed into law October 26, 2001)), as amended, the Agents are required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.

(j)          Recognition of the U.S. Special Resolution Regimes.

(i)          In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)          In the event that an Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent is permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 7(j): (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (a) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (b) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations

(k)          Titles and Subtitles.  The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.

(l)          Entire Agreement.  Other than the terms set forth in each Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Agents and the Company.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Agents.

Very truly yours,

UMH PROPERTIES, INC.

By:	/s/ Anna T. Chew
	Name:	Anna T. Chew
	Title:	Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Stephan Richford
Name: Stephan Richford
Title: North American Real Estate Group Head, Managing Director

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: SMD & Co-Head of Investment Banking

COMPASS POINT RESEARCH & TRADING, LLC

By:	/s/ Jody A. Rosen
Name: Jody A. Rosen
Title: General Counsel & CCO

D.A. DAVIDSON & CO.

By:	/s/ Keith Getter
Name: Keith Getter
Title: Managing Director

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ David Lau
Name: David Lau
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1

AUTHORIZED COMPANY REPRESENTATIVES

Samuel Landy	slandy@umh.com

Anna Chew	achew@umh.com

Craig Koster	ckoster@umh.com

Brett Taft	btaft@umh.com

SCHEDULE 2

INFORMATION SUPPLIED BY THE AGENTS

The information in the last sentence in the first paragraph, the third paragraph and the third and fifth sentences of the eighth paragraph under the caption “Plan of Distribution”.

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

None.

SCHEDULE 4

COMPENSATION

The Agents shall be paid compensation in an agreed-upon amount not to exceed 2% of the gross proceeds from the sale of Shares pursuant to the terms of this Agreement.

EXHIBIT A

[Company Letterhead]

[_______], 20[__]

[BMO Capital Markets Corp.
3 Times Square
New York, New York 10036]

[B. Riley FBR, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171]

[Compass Point Research & Trading, LLC
1055 Thomas Jefferson Street, NW, Suite 303
Washington, DC 20007]

[D.A. Davidson & Co.
757 Third Avenue, Suite 1902
New York, New York 10017]

[Janney Montgomery Scott LLC
1717 Arch Street
Philadelphia, Pennsylvania 19103]

[J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179]

[*Include name and address of applicable Agent]

VIA EMAIL

TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with [•] under, and pursuant to, that certain Equity Distribution Agreement between the Company and BMO Capital Markets Corp., B. Riley FBR, Inc., Compass Point Research & Trading, LLC, D.A. Davidson & Co., Janney Montgomery Scott LLC and J.P. Morgan Securities LLC (each an “Agent” and collectively, the “Agents”), dated June [__], 2020 (the “Agreement”).  Please indicate your acceptance of the proposed terms below.  Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Shares may be Sold:	[_______], 20[__], [_______], 20[__] . . . [_______], 20[__]

Maximum Number of Shares to be Sold in the Aggregate:	[_______]

Maximum Number of Shares to be Sold on each Trading Day:	[_______]

Floor Price:	USD[__.__]

Compensation:	[_______]% of the gross proceeds from the sale of Shares

[Remainder of Page Intentionally Blank]

Very truly yours,

UMH PROPERTIES, INC.

By:
Name:
Title:

Confirmed as of the date first above mentioned:

[BMO CAPITAL MARKETS CORP.]

By:
Name:
Title:

[B. RILEY FBR, INC.]

By:
Name:
Title:

[COMPASS POINT RESEARCH & TRADING, LLC]

By:
Name:
Title:

[D.A. DAVIDSON & CO.]

By:
Name:
Title:

[JANNEY MONTGOMERY SCOTT LLC]

By:
Name:
Title:

[J.P. MORGAN SECURITIES LLC]

By:
Name:
Title:

[*Include signature line for applicable Agent]

EXHIBIT B

UMH PROPERTIES, INC.

Common Stock

TERMS AGREEMENT

[_______], 20[__]

[BMO Capital Markets Corp.
3 Times Square
New York, New York 10036]*

[B. Riley FBR, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171]

[Compass Point Research & Trading, LLC
1055 Thomas Jefferson Street, NW, Suite 303]
Washington, DC 20007

[D.A. Davidson & Co.
757 Third Avenue, Suite 1902
New York, New York 10017]

[Janney Montgomery Scott LLC
1717 Arch Street
Philadelphia, Pennsylvania 19103]

[J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179]

[*Include name and address of applicable Agent]

Ladies and Gentlemen:

UMH Properties, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, in the Schedule hereto and in the Equity Distribution Agreement, dated June [__], 2020 (the “Equity Distribution Agreement”), between the Company and BMO Capital Markets Corp., B. Riley FBR, Inc., Compass Point Research & Trading, LLC, D.A. Davidson & Co., Janney Montgomery Scott LLC and J.P. Morgan Securities LLC (each an “Agent” and collectively, the “Agents”), to issue and sell to [•] [_______] shares of the Company’s common stock, $0.10 par value  per share (the “Purchased Shares”)[, and, solely for the purpose of covering over-allotments, to grant to [•] the option to purchase an additional [_______] shares of such common stock (the “Additional Shares”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[[•] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by [•] to the Company for the Purchased Shares.  This option may be exercised by [•] at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [•], as agent of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to [•] is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to [•], and [•] agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [•] and the Company.

UMH PROPERTIES, INC.

By:
Name
Title

Accepted and agreed as ofthe date first above written:

[BMO CAPITAL MARKETS CORP.]*

By:
Name:
Title:

[B. RILEY FBR, INC.]

By:
Name:
Title:

[COMPASS POINT RESEARCH & TRADING, LLC]

By:
Name:
Title:

[D.A. DAVIDSON & CO.]

By:
Name:
Title:

[JANNEY MONTGOMERY SCOTT LLC]

By:
Name:
Title:

[J.P. MORGAN SECURITIES LLC]

By:
Name:
Title:

*Include signature line for applicable Agent

Schedule to Terms Agreement

[Price to Public:
USD[__.__] per share]

Purchase Price by [•]:
USD[__.__] per share

Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:
[To [•]’s account, or the account of [•]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:
[_______], 20[__]

Closing Location:
[_______]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

•	the officer’s certificate required by in Section 4(c);

•	the legal opinions required by in Section 4(d) and (e);

•	the “comfort letter” required by in Section 4(f); and

•	such other documents as [•] shall reasonably request.

[Indemnity:
[_______]]

[Lockup:
In addition to, and without limiting the generality of, the covenant set forth in Section 3(o) of the Equity Distribution Agreement, [________].]

EXHIBIT C

Form of Opinion of
Counsel to the Company

[__]

EXHIBIT D

Form of Tax Opinion of
Counsel to the Company

[__]

EXHIBIT E

Form of Opinion of Maryland Counsel to the Company

EXHIBIT F

Form of General Counsel Opinion